Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended March

	2011	2010	% Change

Consolidated –
Operating Revenues	$4,012	$4,157	-3.5%
Earnings Before Income Taxes	669	747	-10.2%
Net Income Available to Common	422	495	-14.6%

Alabama Power –
Operating Revenues	$1,320	$1,495	-11.7%
Earnings Before Income Taxes	258	335	-23.0%
Net Income Available to Common	152	203	-24.8%

Georgia Power –
Operating Revenues	$1,989	$1,984	0.2%
Earnings Before Income Taxes	321	335	-4.5%
Net Income Available to Common	206	238	-13.6%

Gulf Power –
Operating Revenues	$325	$357	-9.0%
Earnings Before Income Taxes	20	42	-52.3%
Net Income Available to Common	12	25	-53.8%

Mississippi Power –
Operating Revenues	$263	$284	-7.2%
Earnings Before Income Taxes	22	25	-12.7%
Net Income Available to Common	15	15	-4.2%

Southern Power –
Operating Revenues	$282	$256	9.9%
Earnings Before Income Taxes	59	24	142.5%
Net Income Available to Common	38	15	156.3%

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.